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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated December 26, 1995, accompanying the consolidated statements of income, changes in stockholders' equity and cash flows of BeautiControl Cosmetics, Inc. and Subsidiaries for the year ended November 30, 1995, included in the Annual Report of BeautiControl Cosmetics, Inc. on Form 10-K for the year ended November 30, 1997, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."



GRANT THORNTON LLP

Dallas, Texas
October 21, 1998